NATIONS INSTITUTIONAL RESERVES

                        (A Massachusetts Business Trust)


                      CERTIFICATE: CLASSIFICATION OF SHARES

              The undersigned, Secretary of Nations Institutional Reserves ("Reserves"), hereby certifies that the Board of Trustees of Reserves duly adopted the following votes at a meeting held on March 31, 1999:

              WHEREAS, the Trustees of Reserves approved a multi-class plan pursuant to Rule 18f-3 under the 1940 Act on April 12, 1995, as amended (the "Multi-Class Plan"), which describes the terms of Reserves multiple class share distribution system;

              WHEREAS, it has been recommended that Reserves establish ten new investment portfolios, Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund which are to have the following characteristics; and

              WHEREAS, it has been recommended that Reserves establish one new class of shares, Marsico Shares which are to have the following characteristics:

              (i) Investor A Shares of Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor A Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund; and to be subject to certain retail transfer agency fees;

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              (ii)  Investor B Shares of Nations Marsico Focused Equities Fund,
                    Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor B Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor B Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund; and to be subject to certain retail transfer agency fees;

              (iii) Investor C Shares of Nations Marsico Focused Equities Fund,
                    Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor C Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor C Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund; and to be subject to certain retail transfer agency fees;

              (iv) Primary A Shares of Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund: to be offered to retail and institutional customers of certain banks and other financial institutions;

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              (v)   Primary B Shares of Nations Marsico Focused Equities Fund,
                    Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Shareholder Administration Agreement under the Shareholder Administration Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.60% (on an annual basis) of the average daily net assets attributable to Primary B Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; to be subject to certain retail transfer agency fees; and

              (vi) Marsico Shares of Nations Cash Reserves: to be offered to investors and prospective investors of the portfolios of The Marsico Investment Fund, currently consisting of Marsico Focus Fund and Marsico Growth & Income Fund;

              NOW THEREFORE BE IT:

              VOTED, that pursuant to Article III, Section 1 and Article IV,
Section 3 of Reserves' Agreement and Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund and Nations Emerging Markets Fund and divided into and classified as a separate class or classes of Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund, Nations Emerging Markets Fund and Nations Cash Reserves as follows:

              (i) Nations Marsico Focused Equities Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (ii) Nations Marsico Growth & Income Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (iii) Nations International Equity Fund - Investor A Shares,
                    Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

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              (iv)  Nations International Growth Fund - Investor A Shares,
                    Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (v) Nations Equity Income Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (vi) Nations International Value Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (vii) Nations U.S. Government Bond Fund - Investor A Shares,
                    Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (viii)Nations Small Company Fund - Investor A Shares, Investor B
                    Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (ix) Nations Government Securities Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (x) Nations Emerging Markets Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              (xi)  Nations Cash Reserves - Marsico Shares;

              FURTHER VOTED, that the Board of Trustees of Reserves, including a majority of the Trustees who are not interested persons of Reserves, hereby find that an amendment to the Multi-Class Plan for Reserves, as presented at this meeting, including the method contained therein for allocating expenses among the classes in a single Fund, is in the best interests of each class of shares of Reserves individually and Reserves as a whole;

              FURTHER VOTED, that the amendment to the Multi-Class Plan for Reserves, as presented to this meeting, be, and it hereby is, ratified and approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of Reserves; and

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              FURTHER VOTED, that consideration received by Reserves for the issue or sale of any class of each of Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund, Nations Emerging Markets Fund and Nations Cash Reserves shares (individually, a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by Reserves for the issue and sale of all of the other classes of each of Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund, Nations Emerging Markets Fund and Nations Cash Reserves, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Reserves allocated to such Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund, Nations Emerging Markets Fund and Nations Cash Reserves by the Board of Trustees in accordance with Reserves' Agreement and Declaration of Trust, and each share of any class of such Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund, Nations Emerging Markets Fund and Nations Cash Reserves (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the classes of such Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Equity Income Fund, Nations International Value Fund, Nations U.S. Government Bond Fund, Nations Small Company Fund, Nations Government Securities Fund, Nations Emerging Markets Fund and Nations Cash Reserves, respectively, in such consideration and other assets, income, earnings, profits and proceeds thereof; and

              FURTHER VOTED, that the Officers of Reserves be, and each hereby is, authorized and directed to take all such actions as and when the officers taking such action, in consultation with Reserves' counsel, deem necessary or appropriate to effect establishment of the new series, including, but not limited to, executing, sealing, delivering and filing the Certificate of Classification of Shares, and any and all other documents, instruments, papers and writings as he or she may deem necessary or appropriate to perform and carry out the preceding votes, such determination to be conclusively evidenced by such acts.

              The foregoing votes remain in full force and effect as of the date hereof.


                                                  /s/ Richard H. Blank, Jr.
Dated:  March 31, 1999                            _________________________
                                                  Richard H. Blank, Jr.
                                                  Secretary and Treasurer

Subscribed and sworn to before
me this _____ day of ___________, 1999


___________________________________

Name:______________________________
          Notary Public
Commission Expires:________________

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